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CLECO CORPORATION
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Filed by Cleco Corporation
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Cleco Corporation
Commission File No.: 001-15759

The following is a transcript of an interview broadcast on October 20, 2014 on KSYL radio, involving Darren J. Olagues, President of Cleco Power LLC:
DJ: Good morning; welcome to the show.
DJO: Good morning.
DJ: Good morning, how are you?
DJO: Great. Good morning, guys, thanks for having me on. It’s a great day for Cleco.
Fred Rosenthal (“FR”): Let me tell the listeners who you are. This is Darren Olagues from Cleco. Darren is the President, and he has some really wonderful news for all of us. Go ahead Darren.
DJO: Yeah, sure. Look, this morning we announced a great transaction for Cleco. One that is a great benefit not just to our shareholders but to our employees, to our retirees, the communities that we serve and to our customers. So this morning we announced that we have executed a transaction with a group of investors to take the company private at a price of $55.37. That’s a great price and it’s a robust value to our shareholders. Importantly, equally important was a list of commitments that the buyers have made, we're happy to make -- commitments to Central Louisiana, to leave our headquarters in Pineville, our headcount, to a lot of the things that Fred, as you were just mentioning, community service, charitable contributions and economic development initiatives. We found a great group of partners that believe in Cleco, that understand what makes Cleco successful, and we couldn’t be happier with the outcome. This is a great day, a win-win for the community.
FR: Where are they located, where are they based?
DJO: So, they are based, there are a few key investors that we will talk about. Macquarie Group. Macquarie is based in New York. They are an infrastructure fund, which essentially means that they invest money into very long-term assets, like utilities, that own power plants, etc. They own toll roads and airports, things of that nature. Macquarie is the lead in this investment. There are also two others. An entity, bcIMC, British Columbia Investment Management Group, which is an entity that invests pension money from British Columbia, Canada. And then thirdly is John Hancock, the insurance company in Boston. While those names may seem important, maybe not, importantly it’s investors that have a long-term view. This is insurance companies and pension investment, and that matches up very well with how we think about our business. We invest in 30-year assets and that’s the kind of time horizon we have. So we think it matches up very well in terms of how we think about our business.
FR: You know, there was the concern that Cleco would sell to another power company based elsewhere and eventually the operation would be moved out of state. That puts to rest all those concerns, I assume.
DJO: It does. This allows Cleco to stay Cleco. We will continue to be independently operated. While this group does own other utilities around the country, those are separate standalone investments as well. Fred, we certainly understand that was a concern, certainly of the regulators and of the community. And it was important to us that when we found the right partners, that we all understood that synergies and headcount reduction would not be a part of the equation. That this would continue to allow Cleco to remain in central Louisiana and enjoy the benefits of our commitment to the community. So, we can certainly tick that off. That’s one of the great parts of this transaction.
FR: Darren, at $55 a share, where does that place the value of Cleco?

DJO: It places the equity value at $3.4 - 3.5 billion. You’ll see the headline number when you add the debt of about $4.7 billion, is the total value of the transaction.
FR: what was the closing price last Friday?
DJO: It was a little over $48, so this represents about a 15 percent premium over the last trading price. We think - the $55.37 - just to focus on the price - we think it is a great value. It is a reflection of the quality business that we have. And the buyers knew that a robust price was going to be required to make this happen.
DJ: Darren, do you anticipate any changes of any kind?
DJO: No. I will say that upon closing, I will become the CEO of Cleco. Part of this transaction was a very Louisiana focus. So one of the commitments that has been made is to maintain a Louisiana-based management team. Even though the company will be private, we will still have a board of directors, which part of the commitment were at least 4 of the directors would be from Louisiana. While the day to day business won’t change, I would view those as important changes that will ultimately happen in terms of management and governance going forward. But the quality of service, reliability, the community commitments, all of the offices we have all over the state, all of that will remain the same.
FR: It’s just terrific. Darren is a full-time resident here. His wife has a yoga studio. He’s a member of the community. It’s the old-time Cleco.
DJO: I couldn’t be prouder. It’s a really great day, and certainly is not about me. It’s about the future of Cleco, and this puts it in very good hands.
DJ: Reiterate for the people here in Central Louisiana - the sale means this will probably set up Cleco to remain in Central Louisiana for a very long time.
DJO: It absolutely does. This really cements that. There’s always been this concern that Cleco would be consumed by another utility, and it would lose its identity, and its Pineville headquarters would slowly erode. This puts all of that concern to rest and ensures that we will stay an independent company under the Cleco brand with the Cleco values for the future. We’re thrilled with that.
FR: We justifiably praise all the economic development entities who bring business here. Because you’re already here, I’m sure a lot of people have taken it for granted that Cleco should be here. With all the economic development we’ve had, this is right there.
DJO: A great aspect of this is Cleco will stay Cleco, independent operations, commitments to employees, retirees and communities. But another important aspect of this is the vision that we have for Cleco going forward. I think we are all aware that Louisiana is undergoing this renaissance and we expect that to continue for a while and we want to be, Cleco wants to capitalize on that, grow as a reliable cost-competitive electricity provider around the state. That was an important aspect of making sure we were aligned with the new owners for our vision for the Company, and we couldn’t be happier on that point, as well. So we are in lockstep with the new owners about the future of Cleco.
DJ: Darren, has the transaction been formalized and taken place yet?
DJO: No, so just a moment on process. So we’ve announced it. There is a regulatory process that will accompany this that includes various approvals. One by the Federal Energy Regulatory Commission, one by in effect the SEC and importantly one by the Louisiana Public Service Commission. But we expect the process to take 9 to 12 months. We would not actually close, so the new ownership group would not come in formally until probably the second half of next year. So there will be lots of planning. We will start making our regulatory filings in due course. But we are confident that we can get it closed and look forward to that day.

DJ: Are you in fact, now the CEO? No, I am the President of the utility, Cleco Power, sort of the day to day operation of the business. It is sort of what I sit on top of. This would in effect be 1 step up. It would be the CEO, that person sits over all the operations of the company, not just the utility itself but other aspects of the business.
FR: Were you endorsed by Clyde Holloway?
DJO: Well, we have talked to Clyde. We talked to all commissioners. We thought it was important prior to announcing this. We thought it was important to meet with the commissioners, and we have done it to the extent possible. We have done it face to face, including with representatives of the Macquarie Group and really wanted to make sure that we conveyed a message of commitment to Central Louisiana and to the employees. So while I am certainly not going to speak for them, I think we delivered a good message about a good transaction.
FR: Terrific. Just great. Thanks, Darren, for taking the time. We really appreciate it.
DJO: Thanks, y’all. I appreciate it and look forward to seeing you again.

Forward-Looking Statements
Statements in this communication include “forward-looking statements” about future events, circumstances and results within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including, without limitation, statements containing the words “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and similar expressions, are statements that could be deemed forward-looking statements. These statements are based on the current expectations of Cleco’s management.

Although Cleco believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results and events in future periods to differ materially from Cleco’s expectations and those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; or could otherwise cause the failure of the merger to close, including the failure to obtain shareholder approval for the proposed merger; (ii) the failure to obtain regulatory approvals required for the merger, or required regulatory approvals delaying the merger or causing the parties to abandon the merger; (iii) the failure to obtain any financing necessary to complete the merger; (iv) risks related to disruption of management’s attention from Cleco’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Cleco and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the fact that actual or expected credit ratings of Cleco or any of its affiliates, or otherwise relating to the merger, may be different from what the parties expect; (viii) the effect of the announcement of the proposed merger on Cleco’s relationships with its customers, operating results and business generally; (ix) the amount of the costs, fees, expenses and charges related to the proposed merger; (x) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Cleco that could interfere with the proposed merger; (xi) future regulatory or legislative actions that could adversely affect Cleco; and (xii) other economic, business and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Cleco. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on any forward-looking statements.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Cleco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 25, 2014, under the headings Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequently filed Forms 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to Cleco or persons acting on its behalf are expressly qualified in their entirety by the factors identified above. The forward-looking statements represent Cleco’s views as of the date on which such statements were made and Cleco undertakes no obligation to update any forward-looking statements, whether as a result of changes in actual results, change in assumptions, or other factors affecting such statements.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger, Cleco will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement, and may file other relevant documents with the SEC. The definitive proxy statement will be mailed to Cleco’s shareholders. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, Cleco’s shareholders are urged to read the definitive proxy statement in its entirety when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the definitive proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of the definitive proxy statement, when available, and other relevant documents filed by Cleco with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the definitive proxy statement, when available, and other relevant documents from Cleco’s website at http://www.cleco.com or by directing a request to: Cleco Corporation, P.O. Box 5000, Pineville, LA 71361-5000, Attn: Shareholder Assistance, (800) 253-2652.

Participants in the Solicitation

Cleco and its directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the shareholders of Cleco in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Cleco in connection with the proposed merger, which may be different than those of Cleco’s shareholders generally, will be set forth in the proxy statement and other relevant documents to be filed with the SEC. Shareholders can find information about Cleco and its directors and executive officers and their ownership of Cleco’s common stock in Cleco’s definitive proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 14, 2014, and in subsequently filed Form 4s of directors and executive officers filed with the SEC.